Exhibit 32

Certification of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. §1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Tesco Corporation (the “Company”) on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Julio M. Quintana, as President and Chief Executive Officer of the Company, and Anthony Tripodo, as Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2008	/s/ Julio M. Quintana
Julio M. Quintana
President and Chief Executive Officer

Date: February 26, 2008	/s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

The foregoing certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.